Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-221677, 333-227071, 333-229122, and 333-237361) on Forms S-8 and the Registration Statement (No. 333-229120) on Form S-3 of scPharmaceuticals Inc. of our report dated March 23, 2021, relating to the consolidated financial statements of scPharmaceuticals Inc., appearing in this Annual Report on Form 10-K of scPharmaceuticals Inc. for the year ended December 31, 2020.

/s/ RSM US LLP

Boston, Massachusetts

March 23, 2021